Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Kimberly Brown, Director, Investor Relations
(617) 796-8245

Five Star Quality Care, Inc. Reports Second Quarter 2015 Results

Fourteen Managed Communities  with  838 Living Units Added During the Second Quarter

Two Senior Living Communities with 152 Private Pay Living Units Under Agreement to Purchase for $26.0 Million

Newton, MA (August 10, 2015).  Five Star Quality Care, Inc. (NYSE: FVE) today announced its financial results for the quarter and six months ended June 30, 2015.

Five Star’s President and CEO, Bruce J. Mackey Jr., made the following statement:

“Our operating results at our owned and leased independent and assisted living communities as well at our leased continuing care retirement communities improved year over year, primarily driven by increased average monthly rates and our continued focus on expense controls.  Management fee revenues also increased 10.9% year over year primarily because of the growth in the number of managed communities.  However, our overall results were adversely affected by a modest, but continuing decline in occupancy.

“We continue executing on our business plan of growing our portfolio of owned, leased and managed private pay senior living communities and selling skilled nursing facilities dependent upon government reimbursement revenue and other underperforming properties.  During the second quarter, we added 14 managed communities with 838 living units and we recently sold two skilled nursing facilities with 51 living units.  We also currently have two private pay senior living communities with 152 living units under agreement to purchase for our own account.”

Second Quarter 2015 Financial Results:

▪

Senior living revenues for the second quarter of 2015 increased 0.9% to $277.9 million from $275.4 million for the same period in 2014.  Growth in senior living revenues was the result of increases in average monthly rates to residents who pay privately for services, partially offset by decreases in occupancy. Management fee revenue from Five Star’s managed communities for the second quarter of 2015 increased 10.9% to $2.7 million from $2.4 million for the same period in 2014. Growth in management fees was primarily due to an increase in the number of communities managed and an increase in average monthly rates, partially offset by decreases in occupancy at same store comparable communities.

▪

Earnings from continuing operations before interest, taxes, depreciation and amortization, or EBITDA, for the second quarter of 2015 were $5.9 million compared to $7.7 million for the same period in 2014.  EBITDA, excluding certain items described below that Five Star believes may be non-recurring, or Adjusted EBITDA, was $7.1 million and $8.9 million for the second quarter of 2015 and 2014, respectively. Adjusted EBITDA excluding rent, or Adjusted EBITDAR,  was $56.8 million for the second quarter of 2015 compared to $58.1 million for the same period in 2014.

▪

Loss from continuing operations for the second quarter of 2015 was $3.4 million, or $0.07 per basic and diluted share, compared to loss from continuing operations of $1.0 million, or $0.02 per basic and diluted share, for the same period in 2014.

▪

Net loss for the second quarter of 2015 was $3.9 million, or $0.08 per basic and diluted share, compared to net loss of $1.9 million, or $0.04 per basic and diluted share, for the same period in 2014. Net loss for the second quarter of 2015 included a loss from discontinued operations of $0.5 million; net loss for the second quarter of 2014 included a loss from discontinued operations of $0.9 million.

▪

EBITDA, EBITDAR, loss from continuing operations and net loss in the second quarter of 2015 included $1.2 million of items that Five Star believes may not be recurring and which included compliance costs and professional fees of $1.9 million, primarily resulting from Medicare records billing deficiencies which Five Star discovered and self-reported as previously disclosed and as described below, offset by a gain of $0.7 million on early extinguishment of debt.  EBITDA, EBITDAR, loss from continuing operations and net loss in the second quarter of 2014 included $1.1 million of accounting costs incurred in connection with the restatement of certain previously issued financial statements and the delayed completion of Five Star’s 2013 third quarter and 2013 annual financial reporting which Five Star believes may not be recurring.

▪

A reconciliation of loss from continuing operations determined in accordance with U.S. generally accepted accounting principles, or GAAP, to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the quarters ended June 30, 2015 and 2014 appears later in this press release.

Second Quarter 2015 Operating Results (continuing operations):

▪	Occupancy at owned and leased senior living communities for the second quarter of 2015 decreased by 70 basis points (“bps”) to 85.1% from 85.8% for the same period in 2014.
▪	The average monthly rate at owned and leased senior living communities for the second quarter of 2015 increased by 1.2% to $4,591 from $4,537 for the same period in 2014.
▪

The percentage of revenues derived from residents’ private resources at owned and leased senior living communities for the second quarter of 2015 increased by 50 bps to 77.6% from 77.1% for the same period in 2014.

Year to Date Financial Results:

▪

Senior living revenues for the six months ended June 30, 2015 increased 1.1% to $553.1 million from $547.2 million for the same period in 2014.  Growth in senior living revenues was the result of increases in average monthly rates to residents who pay privately for services, partially offset by decreases in occupancy and a revenue reserve Five Star recorded in the 2015 period, as further described below. Management fee revenue from Five Star’s managed communities for the six months ended June 30, 2015 increased by 7.5% to $5.2 million from $4.9 million for the same period in 2014. Growth in management fees was primarily due to an increase in the number of communities managed and an increase in average monthly rates, partially offset by decreases in occupancy at same store comparable communities.

▪

EBITDA for the six months ended June 30, 2015 was $10.6 million compared to $7.7 million for the same period in 2014. Adjusted EBITDA was $16.7 million and $11.6 million for the six months ended June 30, 2015 and

2014, respectively. Adjusted EBITDAR was $116.0 million for the six months ended June 30, 2015 compared to $109.9 million for the same period in 2014.
▪

Loss from continuing operations for the six months ended June 30, 2015 was $8.2 million, or $0.17 per basic and diluted share, compared to loss from continuing operations of $6.9 million, or $0.14 per basic and diluted share, for the same period in 2014.

▪

Net loss for the six months ended June 30, 2015 was $9.2 million, or $0.19 per basic and diluted share, compared to net loss of $8.7 million, or $0.18 per basic and diluted share, for the same period in 2014. Net loss for the six months ended June 30, 2015 included a loss from discontinued operations of $1.0 million; net loss for the six months ended June 30, 2014 included a loss from discontinued operations of $1.8 million.

▪

EBITDA, EBITDAR, loss from continuing operations and net loss in the six months ended June 30, 2015 included $6.1 million of items that Five Star believes may not be recurring and which included a revenue reserve of $2.4 million and estimated penalties, compliance costs and professional fees of $4.4 million, primarily resulting from Medicare records billing deficiencies which Five Star discovered and self-reported as previously disclosed and as described below, offset by a gain of $0.7 million on early extinguishment of debt.  EBITDA, EBITDAR, loss from continuing operations and net loss in the six months ended June 30, 2014 included $4.1 million of accounting costs incurred in connection with the restatement of certain previously issued financial statements and the delayed completion of Five Star’s 2013 third quarter and 2013 annual financial reporting which Five Star believes may not be recurring.

▪

A reconciliation of loss from continuing operations determined in accordance with GAAP to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the six months ended June 30, 2015 and 2014 appears later in this press release.

Expansion and Disposition Activities:

Since April 1, 2015, Five Star began managing  15 senior living communities with a combined 878 living units for Senior Housing Properties Trust, or SNH:

▪	In May 2015, Five Star began managing 14 assisted living communities in four states with a combined 838 living units which were acquired by SNH at that time.

▪

Also in May 2015, Five Star began managing a newly constructed senior living community with 40 private pay independent living units located in Georgia, which is located adjacent to another community that Five Star manages for SNH.  Five Star now manages these communities as a single integrated community under the same management agreement.

In March 2015, Five Star entered an agreement to acquire two private pay independent living communities with a combined total of 152 living units located in Tennessee for $26.0 million, including the assumption of approximately $17.0 million of mortgage debt and excluding closing costs.  Five Star currently expects this acquisition to close by year end 2015 and to fund this acquisition with cash on hand and borrowings under its revolving credit facility.

In July and August 2015, Five Star and SNH sold two skilled nursing facilities, or SNFs, which are included in discontinued operations, with a combined total of 51 living units for approximately $1.0 million. As a result of these sales, Five Star’s annual minimum rent payable to SNH decreased by $0.1 million in accordance with the terms of the applicable leases.

As of the date of this press release,  Five Star is continuing to market for sale one community it owns with 32 living units and Five Star and SNH are continuing to jointly market for sale one community that Five Star leases from SNH with 116 living units,  both of which are reported as held for sale and discontinued operations in Five Star’s financial statements.

Financing Activities:

In April 2015, Five Star exercised the first of two one year options to extend the maturity date of its $150.0 million revolving credit facility, extending the maturity date of the facility to April 13, 2016.

In June 2015, Five Star prepaid a 8.99% mortgage note that had a principal balance of approximately $4.9 million. In connection with this repayment, Five Star recorded a gain of approximately $0.7 million on early extinguishment of debt, net of unamortized premiums and a 1% prepayment penalty, in the second quarter of 2015.

Compliance Update:

As previously disclosed, as a result of Five Star’s compliance program to review medical records related to its Medicare billing practices, during 2014 Five Star discovered potentially inadequate documentation and other issues at one of its leased SNFs.  This compliance review was not initiated in response to any specific complaint or allegation, but was a review of the type that Five Star periodically undertakes to test its own compliance with applicable Medicare billing rules.  As a result of these discoveries, in February 2015, Five Star made a voluntary disclosure of deficiencies to the United States Department of Health and Human Services Office of the Inspector General, or the OIG, pursuant to the OIG’s Provider Self-Disclosure Protocol.  Five Star completed its investigation and assessment of these matters and submitted a final supplemental disclosure to the OIG in May 2015.  At December 31, 2014, Five Star had accrued a revenue reserve of $4.3 million for historical Medicare repayments Five Star expects to repay as a result of these deficiencies.  For the quarter ended March 31, 2015, this revenue reserve was increased by $2.4 million so it now totals $6.7 million.  In addition, Five Star has recorded expense for additional costs Five Star incurred or expects to incur, including OIG imposed penalties, as a result of this matter totaling $3.6 million for the year ending December 31, 2014, and $1.9 million and $4.2 million for the three and six months ending June 30, 2015, respectively, of which $5.1 million remains accrued and not paid at June 30, 2015. As part of the OIG’s Self-Disclosure Protocol, Five Star expects that the OIG will review and evaluate Five Star’s investigation and assessment of these deficiencies and that review could result in further investigation and a possible increase in Five Star’s liabilities.

Loss Contingency:

In the ordinary course of Five Star’s business, Five Star is periodically subject to claims by residents of its senior living communities alleging improper care and services. Five Star maintains insurance for such claims subject to a self-insured retention. In May 2015, in a case brought in the Superior Court of Maricopa County, Arizona, jury verdicts  were awarded against Five Star on such a claim for $2.5 million of compensatory damages plus approximately $16.7 million of punitive damages. The self insured retention applicable to the policy covering this claim is $0.5 million.  If the compensatory part of this jury verdict is sustained, Five Star expects that the full compensatory award will be payable by Five Star’s insurer. Although it is investigating the issue, Five Star believes that it may have a basis to recover from its insurer some or all of the punitive damages awarded by the jury verdict. Five Star also believes that it is more likely than not that these jury verdicts, including the punitive damages award, will be set aside. Because Five Star has determined that losses beyond costs already incurred in defending the lawsuit are not probable and Five Star is unable to reasonably estimate its potential liability for this matter, Five Star has not recorded a reserve for this matter. Although Five Star cannot predict the ultimate outcome of this claim, Five Star believes the jury’s verdicts were wrong and the result of significant trial error. Five Star intends to vigorously pursue its position in post trial motions and, if those motions are unsuccessful, on appeal.

Conference Call:

Later this morning,  August 10, 2015, at 8:30 a.m. Eastern Time,  Five Star will host a conference call to discuss its second quarter 2015 results.  Following management’s presentation, there will be a question and answer period.

The conference call telephone number is (877) 329-4332. Participants calling from outside the United States and Canada should dial (412) 317-5436. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Monday, August 17, 2015.To hear the replay, dial (412) 317-0088. The replay pass code is 10070303.

A live audio webcast of the conference call will also be available in a listen only mode on Five Star’s website at www.fivestarseniorliving.com.  Participants wanting to access the webcast should visit Five Star’s website about five minutes before the call.  The archived webcast will be available for replay on Five Star’s website for about one week after the call. The transcription, recording and retransmission in any way of Five Star’s second quarter 2015 conference call are strictly prohibited without the prior written consent of Five Star.    Five Star’s website is not incorporated as part of this press release.

About Five Star Quality Care, Inc.:

Five Star Quality Care, Inc. is a senior living and healthcare services company.  As of June 30, 2015,  Five Star operated 272 senior living communities (excluding those senior living communities it has classified as discontinued operations) with 31,267 living units located in 32 states, including 212 communities (23,099 living units) that it owns or leases and 60 communities  (8,168 living units) that it manages.  These communities include independent living, assisted living, continuing care and skilled nursing communities.  Five Star is headquartered in Newton, Massachusetts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

this press release contains statements THAT constitute forward looking statements within the meaning of the private securities litigation reform act of 1995 and other securities laws.  aLSO, whenever Five star uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate” or similar expressions, it is making forward looking statements.  these forward looking statements are based upon five star’s PRESENT intent, beliefs or expectations, but FORWARD LOOKING STATEMENTS are not guaranteed to occur and may not occur.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FoR EXAMPLE:

•

THIS PRESS RELEASE STATES THAT FIVE STAR HAS AGREED TO ACQUIRE TWO INDEPENDENT LIVING COMMUNITIES FOR $26.0 MILLION, INCLUDING THE ASSUMPTION OF APPROXIMATELY $17.0 MILLION OF MORTGAGE DEBT AND EXCLUDING CLOSING COSTS, AND THAT THIS ACQUISITION IS EXPECTED TO CLOSE BY YEAR END 2015.  THIS TRANSACTION IS SUBJECT TO CLOSING CONDITIONS.  THESE CONDITIONS MAY NOT BE SATISFIED AND THIS ACQUISITION MAY NOT OCCUR, MAY BE DELAYED OR THE PRICE AND TERMS MAY CHANGE.

•

THIS PRESS RELEASE STATES THAT FIVE STAR IS CONTINUING TO MARKET FOR SALE ONE COMMUNITY IT OWNS AND FIVE STAR AND SNH ARE CONTINUING TO JOINTLY MARKET FOR SALE ONE COMMUNITY THAT FIVE STAR LEASES FROM SNH.  FIVE STAR AND SNH MAY NOT BE ABLE TO SELL THESE COMMUNITIES ON ACCEPTABLE TERMS OR OTHERWISE, AND THE SALES OF THESE COMMUNITIES MAY NOT OCCUR.

•

in february 2015, FIVE STAR MADE A VOLUNTARY DISCLOSURE OF CERTAIN DOCUMENTATION DEFICIENCIES RELATED TO MEDICARE RECORDS AND OTHER MATTERS TO THE OIG. FIVE STAR COMPLETED ITS INVESTIGATION AND ASSESSMENT OF THESE MATTERS AND submitted A FINAL SUPPLEMENTAL DISCLOSURE TO THE OIG IN MAY 2015. ALTHOUGH FIVE STAR HAS ACCRUED A REVENUE RESERVE FOR REPAYMENT OF HISTORICAL MEDICARE REVENUES FIVE STAR EXPECTS TO REPAY AND HAS ACCRUED A RESERVE FOR ASSOCIATED ADDITIONAL COSTS FIVE STAR INCURRED OR EXPECTS TO INCUR, INCLUDING OIG IMPOSED PENALTIES, THERE CAN BE NO ASSURANCE THAT FIVE STAR’S RESERVES WILL BE ADEQUATE TO COVER THE REPAYMENT OBLIGATIONS IT IS FINALLY DETERMINED TO OWE OR ASSOCIATED ADDITIONAL COSTS. ALSO, ADDITIONAL DEFICIENCIES MAY BE DISCOVERED THAT COULD INCREASE FIVE STAR’S LIABILITY TO THE OIG AND THE ASSOCIATED COSTS.

•

THIS PRESS RELEASE STATES THAT FIVE STAR BELIEVES THE JURY’S VERDICTS AWARDED IN THE ARIZONA CASE AGAINST IT WERE WRONG AND THE RESULT OF SIGNIFICANT TRIAL ERROR AND THAT FIVE STAR INTENDS TO VIGOROUSLY PURSUE ITS POSITION IN POST TRIAL MOTIONS AND, IF THOSE MOTIONS ARE UNSUCCESSFUL, ON APPEAL.  THIS PRESS RELEASE ALSO STATES THAT BECAUSE FIVE STAR HAS DETERMINED THAT LOSSES BEYOND COSTS ALREADY INCURRED IN DEFENDING THE LAWSUIT ARE NOT PROBABLE AND FIVE STAR IS UNABLE TO REASONABLY ESTIMATE ITS POTENTIAL LIABILITY FOR THIS MATTER, FIVE STAR HAS NOT RECORDED A RESERVE FOR THIS MATTER.    THESE STATEMENTS MAY IMPLY THAT FIVE STAR WILL BE SUCCESSFUL IN THE ARIZONA CASE AND WILL NOT HAVE TO PAY ANY AMOUNTS IN CONNECTION WITH THE JURY VERDICTS IN ADDITION TO COSTS ALREADY INCURRED IN DEFENDING THE LAWSUIT. HOWEVER, LITIGATION CAN BE UNPREDICTABLE AND OFTEN HAS UNANTICIPATED RESULTS. THERE CAN BE NO ASSURANCE THAT FIVE STAR WILL BE SUCCESSFUL IN ITS

EFFORTS TO OVERTURN THE JURY VERDICTS AND FIVE STAR MAY HAVE TO FUND SIGNIFICANT AMOUNTS TO SATISFY THESE JURY VERDICTS.

•

THIS PRESS RELEASE STATES THAT FIVE STAR BELIEVES THAT IT MAY HAVE A BASIS TO RECOVER FROM ITS INSURER SOME OR ALL OF THE PUNITIVE DAMAGES AWARDED IN THE ARIZONA CASE.   FIVE STAR IS CURRENTLY INVESTIGATING WHETHER ITS INSURER MAY BE RESPONSIBLE UNDER THE TERMS OF FIVE STAR’S INSURANCE OR OTHERWISE UNDER APPLICABLE LAW TO PAY SOME OR ALL OF ANY PUNITIVE DAMAGES AWARD THAT MAY BE SUSTAINED. FIVE STAR’S INSURER HAS DENIED ANY RESPONSIBILITY FOR THE PUNITIVE DAMAGES AWARD AND THERE CAN BE NO ASSURANCE THAT FIVE STAR WILL HAVE INSURANCE COVERAGE IN THE EVENT THE PUNITIVE DAMAGES AWARD IS NOT SET ASIDE OR REVERSED ON APPEAL.

THE INFORMATION CONTAINED IN FIVE STAR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN FIVE STAR’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM FIVE STAR’S FORWARD LOOKING STATEMENTS.  FIVE STAR’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, FIVE STAR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Supplemental Information, page 1 of 7

FIVE STAR QUALITY CARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Senior living revenue	$277,935	$275,388	$553,108	$547,169
Management fee revenue	2,699	2,433	5,222	4,858
Reimbursed costs incurred on behalf of managed communities	61,635	54,978	117,912	109,183
Total revenues	342,269	332,799	676,242	661,210

Operating expenses:
Senior living wages and benefits	136,351	134,179	269,604	266,962
Other senior living operating expenses	71,245	70,334	143,470	143,151
Costs incurred on behalf of managed communities	61,635	54,978	117,912	109,183
Rent expense	49,657	49,203	99,285	98,277
General and administrative	18,181	16,574	36,163	36,322
Depreciation and amortization	8,123	7,975	16,218	15,251
Total operating expenses	345,192	333,243	682,652	669,146

Operating loss	(2,923)	(444)	(6,410)	(7,936)

Interest, dividend and other income	243	213	463	409
Interest and other expense	(1,137)	(1,261)	(2,491)	(2,479)
Gain on early extinguishment of debt	692	—	692	—
Gain on sale of available for sale securities reclassified from other comprehensive (loss) income	18	13	38	326

Loss from continuing operations before income taxes and equity in earnings of an investee	(3,107)	(1,479)	(7,708)	(9,680)
(Provision for) benefit from income taxes	(280)	364	(584)	2,795
Equity in earnings of an investee	23	118	95	21
Loss from continuing operations	(3,364)	(997)	(8,197)	(6,864)
Loss from discontinued operations	(546)	(894)	(1,015)	(1,786)

Net loss	$(3,910)	$(1,891)	$(9,212)	$(8,650)

Weighted average shares outstanding—basic and diluted	48,399	48,013	48,382	48,007

Basic and diluted loss per share from:
Continuing operations	$(0.07)	$(0.02)	$(0.17)	$(0.14)
Discontinued operations	(0.01)	(0.02)	(0.02)	(0.04)
Net loss per share—basic and diluted	$(0.08)	$(0.04)	$(0.19)	$(0.18)

Supplemental Information, page 2 of 7

FIVE STAR QUALITY CARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS DATA

(in thousands)

(unaudited)

	June 30,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$22,016	$20,988
Accounts receivable, net of allowance	38,499	38,814
Due from related persons	11,569	12,641
Investments in available for sale securities	25,352	23,436
Restricted cash	4,468	2,945
Prepaid and other current assets	20,705	21,494
Assets of discontinued operations	1,840	1,463
Total current assets	124,449	121,781

Property and equipment, net	357,118	357,186
Restricted cash	3,477	2,170
Restricted investments in available for sale securities	15,222	19,835
Goodwill, equity investment and other long term assets	35,188	34,001
Total assets	$535,454	$534,973

Liabilities and Shareholders’ Equity
Current liabilities:
Revolving credit facilities	$35,000	$35,000
Other current liabilities	199,724	180,392
Total current liabilities	234,724	215,392

Mortgage notes payable	43,281	49,373
Other long term liabilities	39,274	43,426
Shareholders’ equity	218,175	226,782
Total liabilities and shareholders’ equity	$535,454	$534,973

Supplemental Information, page 3 of 7

FIVE STAR QUALITY CARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net loss	(9,212)	$(8,650)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	16,496	15,774
Gain on early extinguishment of debt	(742)	—
Loss from discontinued operations before income tax	1,015	2,757
Gain on sale of available for sale securities	(38)	(326)
Loss on disposal of property and equipment	56	—
Equity in earnings of an investee	(95)	(21)
Stock-based compensation	788	559
Deferred income taxes	—	(4,756)
Provision for losses on receivables	2,880	2,607
Changes in assets and liabilities:
Accounts receivable	(2,565)	(4,255)
Prepaid expenses and other assets	(627)	1,832
Accounts payable and accrued expenses	4,081	15,096
Accrued compensation and benefits	10,115	8,096
Due to related persons, net	448	2,742
Other current and long term liabilities	1,358	3,569
Cash provided by operating activities	23,958	35,024

Cash flows from investing activities:
(Increase) decrease in restricted cash and investment accounts, net	(2,830)	7,900
Acquisition of property and equipment	(25,175)	(28,906)
Acquisition of senior living communities, net of liabilities assumed	—	(5,926)
Purchases of available for sale securities	(298)	(13,585)
Investment in Affiliates Insurance Company	—	(825)
Proceeds from sale of property and equipment to Senior Housing Properties Trust	8,902	17,423
Proceeds from sale of available for sale securities	2,817	8,225
Cash used in investing activities	(16,584)	(15,694)

Cash flows from financing activities:
Proceeds from borrowings on credit facilities	5,000	5,000
Repayments of borrowings on credit facilities	(5,000)	(20,000)
Repayments of mortgage notes payable	(5,498)	(621)
Payment of deferred financing fees	(300)	—
Cash used in financing activities	(5,798)	(15,621)

Cash flows from discontinued operations:
Net cash (used in) provided by operating activities	(536)	7,748
Net cash used in investing activities	(12)	—
Net cash flows (used in) provided by discontinued operations	(548)	7,748

Change in cash and cash equivalents	1,028	11,457
Cash and cash equivalents at beginning of period	20,988	23,628
Cash and cash equivalents at end of period	22,016	$35,085

Supplemental cash flow information:
Cash paid for interest	2,088	$1,599
Cash paid for income taxes, net	750	$749

Non-cash activities:
Issuance of common stock	206	$—
Real estate acquisition	—	$(15,518)
Assumption of mortgage note payable	—	$15,518

Supplemental Information, page 4 of 7

FIVE STAR QUALITY CARE, INC.

SENIOR LIVING COMMUNITY FINANCIAL DATA(1)

(in thousands)

	Three months ended June 30, (2)			Six months ended June 30, (2)
	2015		2014	2015		2014
Senior living revenue:
Independent and assisted living community revenue (owned)	$29,531		$28,294	$59,055		$55,555
Independent and assisted living community revenue (leased)	100,859		99,642	200,969		197,797
Continuing care retirement community revenue (leased)	99,581		99,468	199,837		198,699
Skilled nursing facility revenue (leased)	43,916		44,563	85,222	(3)	88,575
Other(4)	4,048		3,421	8,025		6,543
Total senior living revenue (owned and leased)	$277,935		$275,388	$553,108		$547,169

Senior living wages and benefits:
Independent and assisted living community wages and benefits (owned)	$12,299		$11,909	$24,314		$23,532
Independent and assisted living community wages and benefits (leased)	43,421		42,407	85,266		84,300
Continuing care retirement community wages and benefits (leased)	50,168		50,282	99,891		99,497
Skilled nursing facility wages and benefits (leased)	27,938		27,554	55,657		55,147
Other(4)	2,525		2,027	4,476		4,486
Total senior living wages and benefits (owned and leased)	$136,351		$134,179	$269,604		$266,962

Senior living other operating expenses:
Independent and assisted living community other operating expenses (owned)	$7,351		$6,730	$14,532		$13,683
Independent and assisted living community other operating expenses (leased)	24,741		24,627	49,583		49,959
Continuing care retirement community other operating expenses (leased)	25,621		25,907	51,216		53,098
Skilled nursing facility other operating expenses (leased)	13,167	(5)	12,232	27,140	(5)	24,585
Other(4)	365		838	999		1,826
Total senior living operating expenses (owned and leased)	$71,245		$70,334	$143,470		$143,151

(1)	Excludes data for managed communities and discontinued operations.
(2)

The number of owned and leased communities between April 1, 2014 and June 30, 2015 increased by only one due to the acquisition of an assisted living community during the second quarter of 2014; therefore this press release does not present same store results.

(3)	SNF revenue for the six months ended June 30, 2015 is net of a $2.4 million reserve for estimated Medicare payments Five Star expects to repay.
(4)	Other senior living revenue and expenses relate primarily to rehabilitation and other specialty service revenues and expenses provided at the residential communities owned and leased by Five Star.
(5)

SNF other senior living operating expenses for the three and six months ended June 30, 2015 includes $1.3 million and $3.6 million, respectively, of estimated penalties, compliance costs and professional fees related to the Medicare payments Five Star expects to repay.

Supplemental Information, page 5 of 7

FIVE STAR QUALITY CARE, INC.

PERCENT BREAKDOWN OF SENIOR LIVING COMMUNITY REVENUES(1)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Independent and assisted living communities (owned):
Private and other sources	99.5%	99.2%	99.5%	99.2%
Medicaid	0.5%	0.8%	0.5%	0.8%
Total	100.0%	100.0%	100.0%	100.0%

Independent and assisted living communities (leased):
Private and other sources	98.9%	99.2%	99.0%	99.1%
Medicaid	1.1%	0.8%	1.0%	0.9%
Total	100.0%	100.0%	100.0%	100.0%

Continuing care retirement communities (leased):
Private and other sources	72.6%	72.1%	72.4%	72.0%
Medicare	20.7%	22.0%	21.0%	22.1%
Medicaid	6.7%	5.9%	6.6%	5.9%
Total	100.0%	100.0%	100.0%	100.0%

Skilled nursing facilities (leased):
Private and other sources	25.7%	25.4%	25.7%	25.0%
Medicare	23.5%	25.2%	24.4%	25.1%
Medicaid	50.8%	49.4%	49.9%	49.9%
Total	100.0%	100.0%	100.0%	100.0%

Total senior living communities (owned and leased):
Private and other sources	77.6%	77.1%	77.4%	76.9%
Medicare	11.3%	12.2%	11.7%	12.3%
Medicaid	11.1%	10.7%	10.9%	10.8%
Total	100.0%	100.0%	100.0%	100.0%

(1)	Excludes data for managed communities and discontinued operations.

Supplemental Information, page 6 of 7

FIVE STAR QUALITY CARE, INC.

SENIOR LIVING OTHER OPERATING DATA(1)

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
Independent and assisted living communities (owned):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)	3,064	3,064	3,061	3,061	3,061
Occupancy	87.1%	87.9%	88.7%	88.2%	87.6%
Avg. monthly rate(2)	$ 3,602	$ 3,594	$ 3,492	$ 3,472	$ 3,469

Independent and assisted living communities (leased):
Number of communities (end of period)	119	119	119	119	119
Number of units (end of period)(3)	9,909	9,909	9,896	9,858	9,858
Occupancy(3)	87.7%	88.0%	89.3%	89.5%	88.9%
Avg. monthly rate(2)	$ 3,819	$ 3,820	$ 3,734	$ 3,723	$ 3,744

CCRC communities (leased):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)(4)	7,319	7,319	7,322	7,322	7,322
Occupancy	83.3%	83.8%	83.6%	83.2%	83.3%
Avg. monthly rate(2)	$ 5,384	$ 5,450	$ 5,317	$ 5,304	$ 5,375

Skilled nursing facilities (leased):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)(5)	2,807	2,807	2,822	2,822	2,822
Occupancy	78.4%	78.6%	79.3%	79.3%	79.7%
Avg. monthly rate(2)	$ 6,652	$ 6,752	$ 6,535	$ 6,543	$ 6,603

Total senior living communities (owned and leased):
Number of communities (end of period)	212	212	212	212	212
Number of units (end of period)(3)	23,099	23,099	23,101	23,063	23,063
Occupancy(3)	85.1%	85.5%	86.2%	86.1%	85.8%
Avg. monthly rate(2)	$ 4,591	$ 4,623	$ 4,503	$ 4,492	$ 4,537

Managed communities:
Number of communities (end of period)	60	46	46	44	44
Number of units (end of period)(6)	8,168	7,290	7,278	7,051	7,051
Occupancy	88.1%	88.0%	88.4%	88.2%	88.5%
Avg. monthly rate(2)	$ 4,215	$ 4,300	$ 4,162	$ 4,152	$ 4,176

Other ancillary services:
Rehabilitation and wellness inpatient clinics (end of period)	48	48	48	48	48
Rehabilitation and wellness outpatient clinics (end of period)	60	58	56	55	54
Home health communities served (end of period)	15	13	13	6	6

(1)	Excludes data for discontinued operations.
(2)	Average monthly rate is calculated by taking the average daily rate, which is defined as total operating revenues divided by occupied units during the period, and multiplying it by 30 days.
(3)

The number of units for the quarters ended September 30, 2014 and June 30, 2014 excludes 38  living units in one senior living community that was temporarily closed for a major renovation during those time periods.

(4)	Includes 1,973 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.
(5)	Includes 68 assisted living and independent living units in communities where skilled nursing services are the predominant services provided.
(6)	Includes 472 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

Supplemental Information, page 7 of 7

FIVE STAR QUALITY CARE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

Non-GAAP financial measures are financial measures that are not determined in accordance with U.S. generally accepted accounting principles, or GAAP. Five Star considers these Non-GAAP financial measures to be meaningful disclosures because it believes that the presentation of these Non-GAAP financial measures may help investors to gain a better understanding of changes in its operating results, and may also help investors who wish to make comparisons between Five Star and other companies on both a GAAP and a non-GAAP basis. These Non-GAAP financial measures are used by management to evaluate Five Star’s financial performance and for comparing Five Star’s performance over time and to the performance of its competitors. These Non-GAAP financial measures as presented may not, however, be comparable to amounts calculated by other companies. This information should not be considered as an alternative to income (loss) from continuing operations, net income (loss), cash flows from operating activities or any other financial operating or performance or liquidity measure established by GAAP. The following table presents the reconciliation of these Non-GAAP financial measures to loss from continuing operations, the most directly comparable financial measure under GAAP reported in Five Star’s condensed consolidated financial statements, for the three and six months ended June 30, 2015 and 2014.

	For the three months ended June 30,			For the six months ended June 30,
	2015		2014	2015		2014
Loss from continuing operations	$(3,364)		$(997)	$(8,197)		$(6,864)
Add: interest and other expense	1,137		1,261	2,491		2,479
Add: income tax expense (benefit)	280		(364)	584		(2,795)
Add: depreciation and amortization	8,123		7,975	16,218		15,251
Less: interest, dividend and other income	(243)		(213)	(463)		(409)
EBITDA	5,933		7,662	10,633		7,662
Add (less):
Costs related to compliance assessment	1,856	(1)	-	6,561	(2)	-
Financial accounting restatement and remediation costs	18		1,113	228		4,143
Acquisition related costs	-		138	41		157
Gain on sale of investments in available for sale securities	(18)		(13)	(38)		(326)
Gain on early extinguishment of debt	(692)		-	(692)		-
Adjusted EBITDA	7,097		8,900	16,733		11,636
Add: Rent expense	49,657		49,203	99,285		98,277
Adjusted EBITDAR	$56,754		$58,103	$116,018		$109,913

(1)	Includes compliance costs and professional fees related to estimated Medicare payments Five Star expects to repay.
(2)

Includes $2.4 million of reserve for the estimated Medicare payments Five Star expects to repay and $4.2 million for estimated penalties, compliance costs and professional fees related to these Medicare repayments.